                                  AMENDMENT TO

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

                                      AMONG

                          MFS VARIABLE INSURANCE TRUST,

                        MFS VARIABLE INSURANCE TRUST II,

                       METROPOLITAN LIFE INSURANCE COMPANY

                                       AND

                    MASSACHUSETTS FINANCIAL SERVICES COMPANY

This Amendment to the Participation Agreement among MFS Variable Insurance Trust and MFS Variable Insurance Trust II (collectively the "Trusts"), Massachusetts Financial Services Company ("MFS") and Metropolitan Life Insurance Company (the "Company") dated May 1, 2009, as amended to date ("Agreement") is effective this 1st day of May 2016. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

WHEREAS, the parties desire to add to the Agreement MFS Variable Insurance Trust III ("Trust III"), a Delaware statutory trust for which MFS Fund Distributors, Inc. ("Underwriter") serves as principal underwriter; and

WHEREAS, MFS desires to assign all rights, duties and obligations under the Agreement to Underwriter and Underwriter agrees to be bound by and perform the same accordingly; and

WHEREAS, the Company hereby consents to such assignment.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trusts, and MFD and MFS hereby agree as follows:

1.   Trust III is hereby added as a party.

2. All references to "Trust(s)" now include, as the context may require, Trust III.

3. All references to "Massachusetts Financial Services Company" and "MFS" are replaced with "MFS Fund Distributors, Inc." and "Underwriter", respectively.

4.   Article XIII, "Notices," is hereby restated in its entirety as follows:

ARTICLE XIII. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier, email or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to Trusts:

MFS VARIABLE INSURANCE TRUST I, MFS VARIABLE INSURANCE TRUST II AND MFS VARIABLE INSURANCE TRUST III

111 Huntington Avenue
Boston, Massachusetts 02199
Email: DLGDSDealerSpt@MFS.com
Facsimile No.: (617) 954-5182
Attn: Ethan D. Corey

If to Company:

METROPOLITAN LIFE INSURANCE COMPANY
One Financial Center
Boston, MA 02111
Attn: Law Department
Facsimile No.: (617) 578-5538
Email: mabatel@metlife.com

METROPOLITAN LIFE INSURANCE COMPANY

WITH A COPY TO:

METROPOLITAN LIFE INSURANCE COMPANY
GVUL
13045 Tesson Ferry Road
St. Louis, MO 63128
Attn: Elizabeth Rich
Facsimile No.: (314) 543-1852
Email: erich@metlife.com

METROPOLITAN LIFE INSURANCE COMPANY
Specialized Benefit Resources
501 Route 22
Bridgewater, NJ 08807
Facsimile No.: (908) 253-1480
Email: smodel@metlife.com

If to MFD:

MFS FUND DISTRIBUTORS, INC.
111 Huntington Avenue
Boston, Massachusetts 02199
Email: DLGDSDealerSpt@MFS.com
Attn: General Counsel

4.5. Schedule A of the Agreement is deleted in its entirety and replaced with the attached.

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

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

METROPOLITAN LIFE INSURANCE                            MFS VARIABLE INSURANCE TRUST,
COMPANY                                                ON BEHALF OF THE PORTFOLIOS
By its authorized officer                              By its authorized officer and not individually,

/s/ Alan C. Leland                                     By: /s/ Ethan D. Corey
---------------------------------------------------    ---------------------------------------------------
Alan C. Leland                                         Ethan D. Corey
Vice President                                         Assistant Secretary

MFS FUND DISTRIBUTORS, INC.                            MFS VARIABLE INSURANCE TRUST II,
By its authorized officer,                             ON BEHALF OF THE PORTFOLIOS
                                                       By its authorized officer and not individually,

By: /s/ James A. Jessee                                By: /s/ Ethan D. Corey
    -----------------------------------------------        -----------------------------------------------
James A. Jessee                                        Ethan D. Corey
President                                              Assistant Secretary

                                                       MFS VARIABLE INSURANCE TRUST III,
                                                       ON BEHALF OF THE PORTFOLIOS
                                                       By its authorized officer and not individually,


                                                       By: /s/ Ethan D. Corey
                                                           -----------------------------------------------
                                                       Ethan D. Corey
                                                       Assistant Secretary

170757
                                    - 3 -

                                                               As of May 1, 2016

                                   SCHEDULE A

                       ACCOUNTS, POLICIES, AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                     --------------------------------------

       NAME OF SEPARATE ACCOUNT AND
       DATE ESTABLISHED BY BOARD OF               PORTFOLIOS APPLICABLE
               DIRECTORS                               TO POLICIES
-------------------------------------------    ---------------------------
        Paragon Separate Account A                         (1)
             October 30, 1987

        Paragon Separate Account B                         (1)
              January 4, 1993

        Paragon Separate Account D                         (1)
              January 3, 1995

     Metropolitan Life Separate Account
                   UL                                      (1)
             December 13, 1988

     Metropolitan Life Separate Account
                  DCVL                                     (1)
             November 4, 2003

     Metropolitan Life Variable Annuity                    (1)
           Separate Account II
              July 6, 1994

(1) Portfolios Applicable to Policies:

VIT I                                             VIT II
-----                                             ------
MFS Global Equity Series                          MFS Blended Research Core Equity Portfolio
MFS Growth Series                                 MFS Core Equity Portfolio
MFS Investors Trust Series                        MFS Corporate Bond Portfolio
MFS Mid Cap Growth Series                         MFS Emerging Markets Equity Portfolio
MFS New Discovery Series                          MFS Global Governments Portfolio
MFS Research Series                               MFS Global Growth Portfolio
MFS Total Return Bond Series                      MFS Global Research Portfolio
MFS Total Return Series                           MFS Global Tactical Allocation Portfolio
MFS Utilities Series                              MFS Government Securities Portfolio
MFS Value Series                                  MFS High Yield Portfolio
                                                  MFS International Growth Portfolio
                                                  MFS International Value Portfolio
                                                  MFS Massachusetts Investors Growth Stock
                                                  Portfolio

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                                    - 4 -

                                                               As of May 1, 2016

                                                  MFS U.S. Government Money Market Portfolio*
                                                  MFS Research International Portfolio
                                                  MFS Strategic Income Portfolio
                                                  MFS Technology Portfolio

VIT III
-------
                                                  MFS Inflation-Adjusted Bond Portfolio

MFS Blended Research Small Cap Equity Portfolio   MFS Limited Maturity Portfolio
MFS Conservative Allocation Portfolio             MFS Mid Cap Value Portfolio
MFS Global Real Estate Portfolio                  MFS Moderate Allocation Portfolio
MFS Growth Allocation Portfolio                   MFS New Discovery Value Portfolio

And any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Agreement.

*MFS U.S. Government Money Market Portfolio shall only be available through two GVUL policies, i.e., GVUL MFS and GVUL MetFlex II.

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